Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 9, 2019, by and among Corsair III Financial Services Capital Partners, L.P., a Delaware limited partnership, and Corsair III Financial Services Offshore 892 Partners, L.P., a Cayman exempted limited partnership (each, a “Seller” and, collectively, the “Sellers”), CapStar Financial Holdings, Inc., a Tennessee corporation (the “Company”), and those directors and officers of the Company identified on Schedule I hereto (collectively, the “Company Insiders” and, together with the Company, the “Purchasers”).

RECITALS

A. The Sellers are the owners of record of certain shares of Non-Voting Common Stock and Common Stock in the respective amounts set forth on Schedule II hereto.

B. Each of the Sellers wishes to sell to the Purchasers, and the Purchasers wish to purchase from each of the Sellers, the Securities, in the respective amounts set forth on Schedule I hereto and on the terms and subject to the conditions of this Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.	Definitions. As used in this Agreement, the following terms have the meanings stated:

“Closing” has the meaning set forth in Section 2(b) hereof.

“Closing Date” has the meaning set forth in Section 2(b) hereof.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” means CapStar Financial Holdings, Inc., a Tennessee corporation.

“Company Insider” has the meaning set forth in the introductory paragraph hereof.

“Delivery Instructions” means the instructions for the Securities Transfer and the Securities Payment set forth on Schedule III hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Lien” means any lien, claim, security interest, encumbrance, transfer restriction, option, charge, voting trust, voting agreement or other transfer restrictions of any nature whatsoever, other than transfer restrictions that may be imposed under applicable securities laws and the governing documents of the Company.

“Non-Voting Common Stock” means the non-voting common stock, par value $1.00 per share, of the Company.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including, without limitation, a governmental body.

“Purchase Price” means the amount set forth on Schedule III hereto.

“Purchasers” has the meaning set forth in the introductory paragraph hereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the shares of Non-Voting Common Stock or Common Stock, as applicable, to be purchased by each of the Purchasers as set forth on Schedule I hereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Payment” has the meaning set forth in Section 2(a)(ii) hereof.

“Securities Transfer” has the meaning set forth in Section 2(a)(i) hereof.

“Seller” and “Sellers” have the meanings set forth in the introductory paragraph hereof.

Section 2.	Purchase and Sale of the Securities.

(a) Purchase and Sale; Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

(i) the Sellers shall sell, assign, convey and transfer to the Purchasers the Securities as set forth on Schedule I hereto, free and clear of any Liens (the “Securities Transfer”);

(ii) the Purchasers shall pay, or cause to be paid, to the Sellers, as payment in full for the Securities, an aggregate amount in cash or other immediately available funds equal to the Purchase Price (the “Securities Payment”);

(iii) the Company shall cause the Securities purchased by the Purchasers other than the Company pursuant to the terms hereunder to bear a stop order or other electronic restriction on transfer on the share register maintained by American Stock Transer & Trust Company, LLC (“AST”), as the Company’s transfer agent, substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b) Transfer Procedures and Closing. Promptly and simultaneously upon the execution and delivery of this Agreement by the Sellers and the Purchasers, the Sellers shall effect the Securities Transfer and the Purchasers shall effect the Securities Payment, in each case in accordance with the Delivery Instructions. The date upon which the Sellers receive the Securities Payment is referred to hereinafter as the “Closing Date” and the consummation of the Securities Transfer and the Securities Payment on the Closing Date is referred to hereinafter as the “Closing.” Unless the applicable parties agree otherwise, the Closing shall not occur more than seven (7) business days following the date of this Agreement.

Section 3.	Conditions to Closing.

(a) Conditions Precedent to the Obligations of the Sellers. The obligations of each Seller under this Agreement are expressly subject to the fulfillment of each of the following conditions at or prior to the Closing, unless waived by such Seller in writing:

(i) Representations and Warranties; Covenants. The representations and warranties of each of the Purchasers set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of such date. Each of the Purchasers shall have performed and complied in all material respects with all covenants and other obligations contained in this Agreement required to be performed or complied with by such Purchaser at or prior to the Closing.

(ii) Purchase Price. The Purchasers shall have effected the Securities Payment in accordance with the Delivery Instructions.

(b) Conditions Precedent to the Obligations of the Purchaser. The obligations of the Purchasers under this Agreement are expressly subject to the fulfillment of each of the following conditions at or prior to the Closing, unless waived by the Purchasers in writing:

(i) Representations and Warranties; Covenants. The representations and warranties of each of the Sellers set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of such date. Each of the Sellers shall have performed and complied in all material respects with all of its covenants and other obligations contained in this Agreement required to be performed or complied with by such Seller at or prior to the Closing.

(ii) Deliveries. Each of the Sellers shall have effected its Securities Transfer in accordance with the Delivery Instructions.

Section 4.

Representations and Warranties of the Sellers. Each Seller hereby represents and warrants, as to itself only, severally and not jointly, to the Purchasers, as of the date of this Agreement and as of the Closing Date, as follows:

(a) Existence and Power. Such Seller (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions described herein.

(b) Authorization; Binding Effect. The execution and delivery by such Seller of this Agreement and the performance by such Seller of its obligations hereunder have been duly authorized by all requisite action on the part of such Seller. This Agreement is the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

(c) Non-contravention. The execution and delivery of this Agreement by such Seller and the performance by such Seller of its obligations hereunder will not (i) violate or breach any provision of such Seller’s organizational or governing documents, (ii) violate or breach any statute, law, rule, regulation or order by which such Seller or any of its properties may be bound or (iii) breach, or result in a default under, any material contract or material agreement to which such Seller is a party or by which such Seller or any of its properties may be bound.

(d) Consents. No approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any governmental authority or any other Person is required in connection with the due execution and delivery by such Seller of this Agreement and the performance of such Seller’s obligations hereunder, except for such filings with the SEC and notifications to the Nasdaq Global Select Market (the “Nasdaq”) as the Purchasers may be required to make under the Exchange Act or the Listing Requirements of the Nasdaq.

(e) Title to Securities. Such Seller is the sole legal and record or beneficial owner of the Securities held by it and has good and marketable title to such Securities free and clear of any Liens.

(f) Securities Laws. Such Seller has not offered to sell any portion of the Securities or any interest therein in a manner which would require the sale of Securities to the Purchasers hereunder to be registered under the Securities Act or any other applicable securities laws. Such Seller has not offered to sell the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(g) No Brokers. Such Seller has not engaged or employed any finder, broker, agent or other intermediary in connection with the transactions described herein. There are no fees, commissions or compensation payable by the Purchaser to any Person engaged or retained by, through or on behalf of such Seller in connection with the consummation of the transactions described herein.

(h) Other Rights in Respect of Securities. Other than this Agreement, such Seller has not granted, created or entered into any currently existing option, purchase agreement, redemption agreement, call or right to subscribe of any character relating to (i) the Securities or (ii) any securities exercisable for or convertible into the Securities (other than as may exist pursuant to the organizational or governing documents of the Company).

(i) Non-public Information. The Purchasers have advised the Sellers that such Purchasers may be in possession of material non-public information regarding the Company that might be material to a party proposing a sale of securities such as the Securities. Such Seller has determined that it does not wish to execute a confidentiality agreement with the Purchasers in order to receive disclosure from the Purchasers of any such material non-public information. Such Seller, instead, has determined that it possesses sufficient knowledge and experience in business and financial matters to evaluate the transactions contemplated hereby, including, without limitation, the Securities Transfer, the Securities Payment and the Purchase Price, without receiving any non-public information from the Purchasers and without relying on any information, representation or warranty from any such Purchaser other than as expressly set forth in Section 5 hereof.

(j) Evaluation of Proposed Transaction. Such Seller, together with the other Sellers, determined the Purchase Price without relying on any information, representation or warranty from the Purchasers, other than as expressly set forth in Section 5 hereof. Such Seller has assured the Purchasers that such Seller could independently evaluate the transactions contemplated hereby, including, without limitation, the Securities Transfer, the Securities Payment, and the Purchase Price, without reference to or reliance on any non-public informational possessed by the Purchasers. Neither the Purchasers nor the Company has made any representation or warranty to such Seller regarding the sufficiency of the Purchase Price, and such Seller is not relying on any representation or warranty from the Purchasers or the Company as to the Purchase Price.

(k) Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of such Seller, threatened, against such Seller that involves any of the transactions described in this Agreement or could reasonably be expected to impede the consummation of such transactions.

Section 5.

Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, as to itself only, severally and not jointly, to the Sellers, as of the date of this Agreement and as of the Closing Date, as follows:

(a) Existence and Power. If applicable, such Purchaser (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has all requisite right, power, authority and, as applicable, capacity to execute and deliver this Agreement and to consummate the transactions described herein.

(b) Authorization; Binding Effect. If applicable, the execution and delivery by such Purchaser of this Agreement and the performance by such Purchaser of each of its obligations hereunder have been duly authorized by all requisite action on the part of such Purchaser (including, without limitation, obtaining any approval(s) by the Board of Directors of the Company required in connection with the transactions described herein). This Agreement is the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

(c) Non-contravention. The execution and delivery of this Agreement by such Purchaser and the performance by such Purchaser of its obligations hereunder will not, as applicable, (i) violate or breach any provision of such Purchaser’s organizational or governing documents, (ii) violate or breach any statute, law, rule, regulation or order by which such Purchaser or any asset or property of such Purchaser may be bound or (iii) breach, or result in a default under, any material contract or material agreement to which such Purchaser is a party or by which such Purchaser or any asset or property of such Purchaser may be bound.

(d) Consents. Other than any approval(s) by the Board of Directors of the Company or any committees thereof, which have been obtained as of the date of this Agreement, no approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any governmental authority or any other Person is required in connection with the due execution and delivery by such Purchaser of this Agreement and the performance of the Purchasers’ obligations hereunder, except for such filings with the SEC and notifications to the Nasdaq as the Purchasers may be required to make under the Exchange Act or the Listing Requirements of the Nasdaq.

(e) Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Purchasers, threatened, against such Purchaser that involves any of the transactions described in this Agreement or would reasonably be expected to impede the consummation of such transactions.

(f) No Brokers. The Purchasers have not engaged or employed any finder, broker, agent or other intermediary in connection with the transactions described herein. There are no fees, commissions or compensation payable by any of the Sellers to any Person engaged or retained by, through or on behalf of the Purchasers in connection with the consummation of the transactions described herein.

(g) Information. The Purchasers acknowledge that (i) such Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Securities and such Purchaser is able financially to bear the risks thereof; (ii) such Purchaser and its directors, officers, employees, as applicable, and attorneys, accountants and advisors have been given the opportunity to examine to the full extent currently deemed necessary and desirable by such Purchaser all books, records and other information with respect to the Company; (iii) the Company and

Sellers have made available to such Purchaser and its representatives and agents to the full extent currently deemed necessary and desirable by such Purchaser through the date hereof the opportunity to ask questions of the officers and management employees of the Company and Sellers concerning the terms and conditions of this Agreement and the transactions contemplated herein, the purchase of the Securities, the business, the operations, market potential, capitalization, financial condition, assets, properties and prospects of the Company, and all other matters deemed relevant by such Purchaser; and (iv) such Purchaser has taken full responsibility for determining the scope of its investigations of the Company and for the manner in which such investigations have been conducted, and has, as of the date hereof, examined the Company to such Purchaser’s full satisfaction.

(h) No Liability. The Purchasers acknowledge and agree that, except for delivery of the Securities and the representations, warranties and covenants expressly set forth in this Agreement (subject to the terms and conditions hereof), the Sellers will not have any liability arising from the transactions contemplated by this Agreement, including any liability under the securities or other laws, rules and regulations.

(i) Reliance on Exemptions. The Purchasers understand that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Sellers are relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(j) Purchase for Investment. Each Purchaser is purchasing the Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Such Purchaser (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment.

(k) No Other Representations. The Purchasers are not relying (and such Purchasers have not relied) on any express or implied representations or warranties of any nature (including as to the accuracy or completeness of any information provided to such Purchasers) made by or on behalf of, or imputed to the Sellers or any other Person, except as expressly set forth in Section 4. Without limiting the generality of the foregoing, the Purchasers acknowledge that the Sellers make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Purchasers of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company or (ii) any other information or documents made available to such Purchaser or its counsel, accountants or advisors with respect to the Company or its respective businesses or operations (including as to the accuracy and completeness of any such information), except as expressly set forth in Section 4.

Section 6.	Miscellaneous.

(a) Confidentiality. Each of the Purchasers and the Sellers agrees to keep all information regarding the Securities Transfer, the Securities Payment, the Purchase Price and any other provision under this Agreement strictly confidential except (a) information which is otherwise publicly available, or previously known to, or obtained by either party independently of the other party without breach of this Agreement, (b) each party may disclose such information to its attorneys and to its other advisors and financial sources on a need to know basis only and shall use commercially reasonable efforts to ensure that all such persons keep such information strictly confidential, (c) pursuant to any order of a court of competent jurisdiction or other governmental body (including any subpoena), (d) as required by applicable law, including the Exchange Act or stock exchange requirements (including any required press releases), provided that to the extent the Company intends to make any such disclosure, it shall use its commercially reasonable efforts consistent with applicable law to consult with the parties hereunder with respect to the text thereof, and (e) the Sellers or the Purchasers may disclose the terms of the purchase and sale of the Securities to the board of directors of the Company, to employees of the Company and to AST in connection with the Sellers receiving approval for the purchase and sale of the Securities under the Company’s insider trading policy and for purposes of effecting the Closing. The parties hereto agree that the press releases and filings on Form 8-K, if any, to be issued by the Company in connection with this Agreement and the Closing of the transactions contemplated hereby shall be in forms mutually agreed by the parties to this Agreement, which is not to be unreasonably withheld, conditioned or delayed.

(b) Notices. All notices, requests, demands and other communications to any party or given under this Agreement will be in writing and delivered personally, by overnight delivery or courier, by registered mail or by telecopier (with confirmation received) to the parties at the address or telecopy number specified for such parties on Schedule IV hereto (or at such other address or telecopy number as may be specified by a party in writing given at least five business days prior thereto). All notices, requests, demands and other communications will be deemed delivered when actually received.

(c) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument. The transmission of copies and signature pages of, and signatures to, this Agreement by Electronic Transmission (defined below) shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all intents and purposes. For purposes of this Notice, the term “Electronic Transmission” means and refers to any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient of the communication and that may be directly reproduced in paper form by such a recipient through an automated process.

(d) Amendment of Agreement. This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

(e) Successors and Assigns; Assignability. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of all other parties hereto. Any assignment or attempted assignment in contravention of this Section will be void ab initio and will not relieve the assigning party of any obligation hereunder.

(f) Integration. This Agreement contains and constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(h) No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by law.

(i) No Third-Party Rights. This Agreement is not intended, and will not be construed, to create any rights in any parties other than each of the Sellers and the Purchaser and no Person may assert any rights as third-party beneficiary hereunder.

(j) Waiver of Jury Trial. EACH OF THE SELLERS AND EACH OF THE PURCHASERS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(k) Governing Law; Choice of Forum. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions. Each of the Sellers and the Purchaser irrevocably and unconditionally submits to and accepts the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City for any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to this Agreement, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.

(l) Survival. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing.

(m) Further Assurances. Promptly upon reasonable request by any party hereto, the other parties shall execute, acknowledge, deliver, register and re-register any and all such further conveyances, agreements, assignments, notices of assignment, transfers, certificates, assurances and other instruments as such requesting party may reasonably seek from time to time in order to carry out the purposes of this Agreement.

(n) Counsel. Each party hereto acknowledges that it has had an opportunity to consult with and, if so desired, has consulted with, legal counsel of its choosing with respect to this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered, or have caused their duly authorized representative to execute and deliver, this Agreement as of the date first stated above.

SELLERS:

CORSAIR III FINANCIAL SERVICES CAPITAL PARTNERS, L.P.

By:	/s/ D.T. Ignacio Jayanti
Name:	D.T. Ignacio Jayanti
Title:	Managing Partner

CORSAIR III FINANCIAL SERVICES OFFSHORE 892 PARTNERS, L.P.

By:	/s/ D.T. Ignacio Jayanti
Name:	D.T. Ignacio Jayanti
Title:	Managing Partner

Signature Page to Securities Purchase Agreement

PURCHASERS:

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer

/s/ L. Earl Bentz
L. Earl Bentz

/s/ Dennis C. Bottorff
Dennis C. Bottorff

/s/ Jeffrey L. Cunningham
Jeffrey L. Cunningham

/s/ Thomas R. Flynn
Thomas R. Flynn

/s/ Myra NanDora Jenne
Myra NanDora Jenne

/s/ Dale W. Polley
Dale W. Polley

/s/ Timothy K. Schools
Timothy K. Schools

/s/ Stephen B. Smith
Stephen B. Smith

/s/ Kenneth Webb
Kenneth Webb

/s/ Toby S. Wilt
Toby S. Wilt

Signature Page to Securities Purchase Agreement

Schedule I

Purchasers

Non-Voting Common Stock

Name	Number of Non-Voting Common Stock to be Purchased from Corsair III Financial Services Capital Partners, L.P.	Number of Non-Voting Common Stock to be Purchased from Corsair III Financial Services Offshore 892 Partners, L.P.	Total
CapStar Financial Holdings, Inc.	123,695	6,091	129,786

Conversion from Non-Voting Common Stock to Common Stock. The Sellers and the Company acknowledge that, pursuant to Article 2(d)(1)(A) of the Charter, such Non-Voting Common Stock is automatically converted into Common Stock upon the sale or transfer of such Non-Voting Common Stock to the Company.

Common Stock

Name	Number of Common Stock to be Purchased from Corsair III Financial Services Capital Partners, L.P.	Number of Common Stock to be Purchased from Corsair III Financial Services Offshore 892 Partners, L.P.	Total
L. Earl Bentz	6,184	305	6,489
Dennis C. Bottorff	30,923	1,523	32,446
Jeffrey L. Cunningham	6,184	305	6,489
Thomas R. Flynn	92,772	4,568	97,340
Myra NanDora Jenn	3,093	152	3,245
Dale W. Polley	6,184	305	6,489
Timothy K. Schools	30,923	1,523	32,446
Stephen B. Smith	3,093	152	3,245
Kenneth Webb	6,184	305	6,489
Toby S. Wilt	30,923	1,523	32,446

Schedule II

Sellers

Name	Ownership
Corsair III Financial Services Capital Partners, L.P.	• 126,340 shares of Non-Voting Common Stock
• 507,748 shares of Common Stock
Corsair III Financial Services Offshore 892 Partners, L.P.	• 6,221 shares of Non-Voting Common Stock
• 25,004 shares of Common Stock

Schedule III

Purchase Price

$5,499,983.10, which represents $15.41 per share of Non-Voting Common Stock or Common Stock, as applicable.

Delivery Instructions

For Delivery of Securities to Purchasers:

Name	Delivery Method
CapStar Financial Holdings, Inc.	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
L. Earl Bentz	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Dennis C. Bottorff	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Jeffrey L. Cunningham	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Thomas R. Flynn	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Myra NanDora Jenne	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Dale W. Polley	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Timothy K. Schools	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Stephen B. Smith	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Kenneth Webb	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.
Toby S. Wilt	Electronic delivery to Purchaser’s account in accordance with instructions previously delivered by Purchaser to Sellers.

For Delivery of Purchase Price to Sellers:

Per wire instructions previously delivered by Sellers to Purchasers.

Schedule IV

Notices

If to Sellers:	c/o Jimmy Wang
General Counsel and Chief Compliance Officer
717 Fifth Avenue, 24th floor
New York, New York 10022

If to Purchasers:	c/o Robert B. Anderson
Chief Financial Officer
1201 Demonbruen Street
Suite 700
Nashville, Tennessee 37203